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EXHIBIT 12.1

                       FIRST INDUSTRIAL REALTY TRUST, INC.
        COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED
                                 STOCK DIVIDENDS
                             (DOLLARS IN THOUSANDS)

                                                         Year ended December 31,
                                                 -------------------------------------
                                                    2003         2002         2001
                                                 ----------   ----------   -----------
Income  from  Continuing  Operations  Before
Minority Interest Allocable to Continuing
Operations.....................................  $   42,233   $   54,237   $   103,280

Plus:  Interest  Expense and Amortization of
Deferred Financing Costs.......................      97,220       92,312        84,389
                                                 ----------   ----------   -----------
Earnings Before Income Allocated to
Minority Interest and Fixed Charges............  $  139,453   $  146,549   $   187,669
                                                 ==========   ==========   ===========
Fixed Charges and Preferred Stock Dividends....
                                                 $  118,157   $  127,243   $   128,917
                                                 ==========   ==========   ===========
Ratio of Earnings to Fixed Charges and
Preferred Stock Dividends (a)..................       1.18x        1.15x         1.46x
                                                 ==========   ==========   ===========

(a) For purposes of computing the ratios of earnings to fixed charges and preferred stock dividends, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income from continuing operations before minority interest allocable to continuing operations. Fixed charges consist of interest costs, whether expensed or capitalized and amortization of deferred financing costs.